PATRICK M. PASSENHEIM
                                 ATTORNEY AT LAW
                           501 WEST BROADWAY, STE. 500
                           SAN DIEGO, CALIFORNIA 92101
                            TELEPHONE (619-544-0811)
                            Facsimile (619) 557-0460
October  22,  2004
                         Via  facsimile  (323)  693-6240  &  email:
                                               info@infinicall.net
                         ------------------------------------------
Officers  &  Board  of  Directors
InfiniCall  Corporation

RE:  CANCELLATION OF STOCK & RESCISSION OF JULY 2, 2004 YAP/FONEFRIEND AGREEMENT
--------------------------------------------------------------------------------

Dear  Mademoiselle  and  Messiers,

This office has been retained by Yap International Corporation to review the documents concerning the above referenced Agreement and the applicable SEC regulations related to the issuance of the 5,416,151 shares of Yap common stock as the consideration in the Agreement.

Notwithstanding the misrepresentation made in the MD&A section of your Form 10-QSB for the quarter ended June 30, 2004 there are other issues that expose my Client to potential liabilities. The Securities implications concerning the original distribution to FoneFriend shareholders have never been addressed. These issues are magnified by the subsequent incorrect and misrepresentative statements made by FoneFriend referenced above. Additionally the Corporation continues in its failure to comply with SEC filing requirements (See Stoecklein Letter of Disengagement).

FoneFriend never amended its current SB-2. This leaves both Yap and Fonefriend without an exemption mechanism that meets the regulatory requirements for an in-compliance reissue of a stock certificate for 5,416,151 shares in the name of InfiniCall. Requested by the two October 14, 2004 missives by the Directors of InfiniCall.

Yap participation in issuance of the new certificate for InfiniCall exposes Yap to the potential risk of a SEC investigation and other liability that at a minimum may involve violations of Sec. 20 and Sec. 29 of the 1934 Exchange Act by knowingly acting in concert with an entity that is or may presently be in violation of several Federal Security Regulations.

In compliance with particularities of portions of the Sec. 29 of the Exchange Act, as well as other statutes and regulations; the referenced Shares of Yap are hereby cancelled and the referenced Agreement is rescinded and voided as of this date: Oct 22, 2004, 1600 PDST.

Cordially,
/s/ Patrick  M.  Passenheim
                                            Cc: Don Stoecklein Esq.
                                                David  Levenson  Esq.